Exhibit 10.21

THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED OR UNDER THE SECURITIES LAWS OF ANY STATE. THESE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO DISTRIBUTION OR RESALE, AND MAY NOT BE MORTGAGED, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED UNDER SUCH ACT AND UNDER ANY SUCH APPLICABLE STATE LAWS, PROVIDED SUCH OPINION REQUIREMENT WILL BE WAIVED IN THE REASONABLE DISCRETION OF THE COMPANY.

TARGANTA THERAPEUTICS CORPORATION

Warrant to Subscribe for Series B Preferred Stock

___________________

Introduction

Whereas, prior to the issuance of this warrant, under an Offer of Loan, dated as of April 27, 2004, as amended from time to time, the Holder (as defined below) held an option to acquire Class B Exchangeable Shares of Targanta Québec (as defined below), which such Class B Exchangeable Shares are exchangeable by their terms into Series B Preferred Stock of the Company (as defined below) at the option of the holder thereof or upon the occurrence of certain events;

Whereas, in connection with the full repayment of the loan extended by the Holder to Targanta Québec and the issuance of this warrant, the Offer of Loan is being terminated in its entirety; and

Whereas, in consideration of the foregoing, the Company (as defined below) desires to issue this warrant to the Holder to replace the option included within the Offer of Loan, which option and Offer of Loan are being terminated.

1.	Certification

THIS CERTIFIES THAT, for value received, _____________________ (together with any permitted transferees or assignees, herein referred to as the “Holder”) is entitled to subscribe for and purchase up to _____________________ fully paid and non-assessable shares of Series B Preferred Stock (as hereinafter defined) (as adjusted or changed pursuant to the provisions hereof, the “Warrant Shares”) of Targanta Therapeutics Corporation (the “Company”), a corporation incorporated under the laws of Delaware and having its principal offices at 222 Third Avenue, Suite 2300, Cambridge, Massachusetts 02142, at a price per share of _____________(as adjusted pursuant to the provisions hereof, the “Exercise Price”), subject to the provisions and upon the terms and conditions hereinafter set forth.

2.	Definitions

As used herein:

(a)	“Business Day” means any day except Saturday, Sunday or any statutory or civic holiday in the Provinces of Quebec or Ontario or the State of New York;

(b)	“Certificate of Incorporation” means the Company’s certificate of incorporation, as amended or restated from time to time.

(c)	“Common Stock” means the common stock, par value US$0.0001 per share, in the capital of the Company, as constituted from time to time;

(d)	“Convertible Security” means a security convertible into or exchangeable, directly or indirectly, for any share of Series B Preferred Stock;

(e)	“Fair Market Value per share of Series B Preferred Stock” means the product of:

(i)	the number of shares of Common Stock issuable upon conversion of a share of Series B Preferred Stock; and

(ii)	the Market Price per share of Common Stock on the record date of the Special Distribution or, if the record date of the Special Distribution is not a Business Day, on the next succeeding Business Day; provided that if there has not been a Special Distribution, the Market Price per share of Common Stock shall be determined as of the day immediately prior to the date on which this Warrant is exercised;

(f)	“Market Price” per share of Common Stock shall mean:

(i)	if the Special Distribution is in connection with a Qualified Public Offering, then the initial per share price to the public specified in the final prospectus with respect to such offering; or

(ii)	if the Special Distribution is not in connection with and contingent upon a transaction referred to in Section 2(f)(i) or if there has not been a Special Distribution, then as follows:

A.	if the Common Stock is traded on a Qualified Exchange, the Market Price shall be the volume weighted average sale price of the Common Stock on such exchange on the last 20 consecutive trading days (or all such trading days such Common Stock has been traded if fewer than 20 trading days) immediately preceding the record date of the Special Distribution; or

B.	if the Common Stock is not so traded, the Market Price shall be the price per share which the Company could obtain from a willing buyer for shares sold by the Company from authorized but unissued shares, and such price shall be determined by the board of directors of the Company acting in good faith;

(g)	“Permitted Transferee” means any transferee permitted by Section 5.2 of the Principal Shareholders Agreement;

(h)	“Principal Shareholders Agreement” means the Amended and Restated Agreement Among Principal Shareholders, dated as of January 31, 2007, by and among the Company, Targanta Québec, Targanta Ontario and certain of their stockholders, as amended from time to time.

(i)	“Qualified Exchange” means the NASDAQ Global Market or such other recognized stock exchange acceptable to the Company; and

(j)	“Qualified Public Offering” has the meaning ascribed thereto in the Certificate of Incorporation.

(k)	“Series B Preferred Stock” means the Series B Preferred Stock, par value US$0.0001 per share, in the capital of the Company, as constituted from time to time;

(l)	“Shareholders Agreements” means the Principal Shareholders Agreement and the Unanimous Shareholders Agreement.

(m)	“Targanta Québec” means Targanta Therapeutics Inc., a corporation organized under the Canada Business Corporations Act.

(n)	“Targanta Ontario” means Targanta Therapeutics (Ontario) Inc, a corporation organized under the Canada Business Corporations Act.

(o)	“Unanimous Shareholders Agreement” means the Amended and Restated Unanimous Shareholders Agreement, dated as of January 31, 2007, by and among the Company, Targanta Québec, Targanta Ontario and all of their stockholders, as amended from time to time.

3.	Exercise Period

Subject to the terms and conditions set forth herein, this Warrant may be exercised, in whole or in part, by the Holder at any time from and after the date hereof and prior to the first anniversary hereof (the “Exercise Period”).

4.	Transferability

This Warrant is transferable in whole or in part by the Holder, in person or by its duly authorized attorney to a Permitted Transferee of the Holder upon surrender at the registered office of the Company of this Warrant certificate together with a duly executed form of assignment acceptable to the Company, acting reasonably. Upon surrender of this Warrant certificate to the

Company in proper form for transfer, as required hereby and provided that the other terms and conditions set forth in Section 5.2 of the Principal Shareholders Agreement have been fulfilled, the Company shall issue a new Warrant certificate or certificates in the same form and of like tenor as this Warrant certificate representing the right to subscribe for and purchase, in the aggregate, the number of Warrant Shares that may be subscribed for and purchased hereunder and, individually, the number of Warrant Shares the right to purchase which has been so transferred to each transferee and which has been retained by the transferor, if any. A transfer of this Warrant will be deemed not to have been completed until the Permitted Transferee shall have entered into an agreement agreeing to be bound by the Principal Shareholders Agreement and the Unanimous Shareholders Agreement.

5.	Exercise of Warrant

Subject to the terms and conditions set forth herein, this Warrant may be exercised at any time, in whole or in part, by the Holder during the Exercise Period by:

(a)	The presentation and surrender of this Warrant certificate to the Company at its principal office, with either:

(i)	a duly executed subscription form in the form annexed hereto as Schedule A and payment to the Company, by cash, wire transfer of immediately available funds, certified check or any other means approved by the Company of the aggregate Exercise Price; or

(ii)	a duly executed redemption notice in the form annexed hereto as Schedule B stating that the Holder elects to receive, without the payment by the Holder of any additional consideration, fully paid and nonassessable shares equal to the value of this Warrant or any portion hereof computed using the following formula:

X = Y (A-B)

A

where X =	the number of shares to be issued to the Holder pursuant to this Section 5(a)(ii).

Y =	the number of shares covered by this Warrant in respect of which the net issue election is made pursuant to this Section 5(a)(ii).

A =	the fair market value of one share of Series B Preferred Stock, as determined below, as at the time the net issue election is made pursuant to this Section 5(a)(ii).

B =	the Purchase Price in effect under this Warrant at the time the net issue election is made pursuant to this Section 5(a)(ii).

For the purposes of this Section 5(a)(ii), fair market value shall be determined at the time of exercise and in the same manner as used for calculating the Fair Market Value per share of Series B Preferred Stock.

(b)	Upon receipt by the Company of this Warrant certificate and (i) an executed subscription form together with proper payment of such Exercise Price as aforesaid or (ii) an executed redemption notice pursuant to Section 5(a)(ii) hereof, the Company agrees that the Warrant Shares shall be deemed to be issued to the Holder as the record holder of such Warrant Shares as of the close of business on the date on which this Warrant certificate shall have been surrendered and, in the case of an exercise pursuant to Section 5(a)(i) above, payment made for the Warrant Shares as aforesaid (the “Exercise Date”). In the event of any exercise of the rights represented by this Warrant, certificates for the Warrant Shares so purchased shall be delivered to the Holder as soon as practicable, but not later than five Business Days after exercise. In the event that the Holder subscribes for and purchases or redeems less than the full number of Warrant Shares entitled to be subscribed for and purchased or redeemed under this Warrant prior to the end of the Exercise Period, the Company shall issue a new warrant certificate to the Holder, at no charge, in the same form as this Warrant certificate with appropriate changes as to the number of Warrant Shares that the holder thereof is entitled to subscribe for and purchase or redeem thereunder.

6.	Limitation of Rights

Nothing contained in this Warrant certificate shall be construed as conferring upon the Holder any right or interest whatsoever as a holder of Warrant Shares or any other right or interest except as herein expressly provided.

7.	Adjustments

(a)

In case of any reclassification of the Series B Preferred Stock or change of the Series B Preferred Stock into other shares, or in case of the consolidation, merger, reorganization or amalgamation of the Company with or into any other corporation or entity which results in any reclassification of the Series B Preferred Stock or a change of the Series B Preferred Stock into other shares, or in case of any transfer of the undertaking or assets of the Company as an entirety or substantially as an entirety to another person (any such event being hereinafter referred to as a “Reclassification of Series B Preferred Stock” and any other corporation or entity or person referred to above being hereinafter referred to as a “Successor Company”), at any time prior to the expiry of the Exercise Period, the Holder shall, after the effective date of such Reclassification of Series B Preferred Stock, be entitled to receive, and shall accept, in lieu of the number of Warrant Shares to which the Holder was theretofore entitled upon such exercise, the kind and amount of shares and other securities or property that the Holder would have been entitled to receive as a result of such Reclassification of Series B Preferred Stock if, on the effective date thereof, the Holder had been the registered holder of the number of Warrant Shares to which the Holder was theretofore entitled upon such exercise. The Company shall ensure that the Successor Company enters into an agreement with the Holder confirming the Holder’s rights pursuant to this Section 7(a) and providing for adjustments, which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 7.

(b)	If and whenever at any time prior to the expiry of the Exercise Period the Company shall:

(i)	subdivide or redivide the outstanding Series B Preferred Stock into a greater number of shares;

(ii)	reduce, combine or consolidate the outstanding Series B Preferred Stock into a lesser number of shares; or

(iii)	issue Series B Preferred Stock or Convertible Securities to the holders of all or substantially all of the outstanding Series B Preferred Stock by way of a stock dividend or other distribution on the Series B Preferred Stock payable in Series B Preferred Stock or Convertible Securities;

(any such event being hereinafter referred to as a “Capital Reorganization”) and any such event results in an adjustment in the Exercise Price pursuant to Section 7(c), or if there is a Special Distribution and such Special Distribution results in an adjustment in the Exercise Price pursuant to Section 7(d) the number of Warrant Shares purchasable pursuant to this Warrant shall be adjusted upwards or downwards, as the case may be, contemporaneously with the adjustment of the Exercise Price by multiplying the number of Warrant Shares theretofore purchasable on the exercise hereof by a fraction the numerator of which shall be the Exercise Price in effect immediately prior to such adjustment and the denominator of which shall be the Exercise Price resulting from such adjustment.

(c)	If and whenever at any time prior to the expiry of the Exercise Period, the Company shall engage in a Capital Reorganization, the Exercise Price shall, in the case of a subdivision, redivision, reduction, combination or consolidation, on the relevant effective date, or in the case of a stock dividend, on the record date, be adjusted by multiplying the Exercise Price in effect on such effective date or record date by a fraction:

A.	the numerator of which shall be the number of Series B Preferred Stock outstanding before giving effect to such Capital Reorganization; and

B.	the denominator of which is the number of Series B Preferred Stock outstanding after giving effect to such Capital Reorganization including after giving effect to the deemed conversion into or exchange for Series B Preferred Stock of any Convertible Securities distributed by way of stock dividend or other such distribution referred to above.

Such adjustment shall be made successively whenever any event referred to in this Section 7(c) shall occur. Any such issue of Series B Preferred Stock by way of a stock dividend shall be deemed to have been made on the record date fixed for such stock dividend for the purpose of calculating the number of outstanding Series B Preferred Stock.

(d)	Other than in connection with a Capital Reorganization, if and whenever at any time prior to the expiry of the Exercise Period, the Company shall fix a record date for the distribution to all or substantially all the holders of Series B Preferred Stock of:

(i)	shares of any class, whether of the Company or any other corporation:

(ii)	rights, options or warrants;

(iii)	evidences of indebtedness; or

(iv)	other assets or property (excluding cash dividends paid to the holders of Series B Preferred Stock in accordance with the Certificate of Incorporation);

(any such event being hereinafter referred to as a “Special Distribution”) the Exercise Price shall be adjusted immediately after such record date so that it shall equal the price determined by multiplying the Exercise Price in effect on such record date by a fraction:

(v)	the numerator of which shall be the amount by which:

A.	the amount obtained by multiplying the number of shares of Series B Preferred Stock outstanding on such record date by the Fair Market Value per share of Series B Preferred Stock on such record date; exceeds

B.	the fair market value as determined by resolution of the board of directors of the Company, subject to the prior consent of any stock exchange or market upon which the Series B Preferred Stock or Common Stock are listed and posted for trading or quoted on (each, an “Exchange”), if required, of such Special Distribution to the holders of such Series B Preferred Stock; and

(vi)	the denominator of which shall be the total number of shares of Series B Preferred Stock outstanding on such record date multiplied by such Fair Market Value per share of Series B Preferred Stock on such record date.

Such adjustment shall be made successively whenever such a record date is fixed. To the extent that such Special Distribution is not so made or any such rights, options or warrants are not exercised prior to the expiration thereof, the Exercise Price shall then be readjusted to the Exercise Price which would then be in effect if such record date had not been fixed or if such expired rights, options or warrants had not been issued.

(e)	In any case in which this Section 7 shall require that an adjustment shall become effective immediately after a record date for an event referred to herein, the Company may defer, until the occurrence of such event, issuing to the Holder, upon the exercise of this Warrant after such record date and before the occurrence of such event, the additional Warrant Shares issuable upon such exercise by reason of the adjustment required by such event, provided, however, that the Company shall deliver to the Holder an appropriate instrument evidencing the Holder’s right to receive such additional Warrant Shares upon the occurrence of the event requiring such adjustment and the right to receive any distributions made on such additional Warrant Shares on and after such exercise.

(f)	The adjustments provided for in this Section 7 are cumulative and shall, in the case of adjustments to the Exercise Price, be computed to the nearest one-tenth of one cent and shall apply (without duplication) to successive Reclassifications of Series B Preferred Stock, Capital Reorganizations and Special Distributions, provided that, notwithstanding any other provision of this Section 7, no adjustment of the Exercise Price shall be required unless such adjustment would require a decrease or increase of at least 1% of the Exercise Price then in effect (provided, however, that any adjustments that by reason of this paragraph are not required to be made shall be carried forward and taken into account in any subsequent adjustment).

(g)	No adjustment in the number of Warrant Shares which may be purchased upon exercise of this Warrant or in the Exercise Price shall be made pursuant to this Warrant certificate if the Holder is entitled to participate in such event on the same terms mutatis mutandis as if the Holder had exercised this Warrant for Warrant Shares prior to the effective date or record date of such event, such participation subject to the prior consent of any stock exchange, if required.

(h)	As a condition precedent to the taking of any action that would require an adjustment in the subscription rights pursuant to this Warrant certificate, including the Exercise Price and the number of classes of shares or other securities or property that are to be received upon the exercise thereof, the Company shall take any corporate action that may, in the opinion of counsel, be necessary in order that the Company has unissued and reserved in its authorized capital and may validly and legally issue as fully paid and non-assessable all the shares of such classes or other securities or may validly and legally distribute the property that the Holder is entitled to receive on the full exercise thereof in accordance with the provisions hereof.

(i)	At least 14 days prior to the effective date or record date, as the case may be, of any event that requires an adjustment in the subscription rights pursuant to this Warrant certificate, including the Exercise Price and the number and classes of shares or other securities or property that are to be received upon the exercise thereof, the Company shall give notice to the Holder of the particulars of such event and the required adjustment.

(j)	If any event occurs in respect of which the foregoing provisions of this Section 7 may not be applicable but which could have an effect on the Series B Preferred Stock or the purchase rights applicable to this Warrant certificate, then the board of directors of the Company shall make such adjustments as are necessary in accordance with the essential intent and principles of such provisions, as shall be reasonably necessary, in the good faith opinion of such board of directors of the Company, to protect the purchase rights of this Warrant certificate.

8.	Limited Redemption Right

(a)	Provided that the Holder has exercised this Warrant prior to the date on which the Company effects an initial public offering of its Common Stock, on thirty (30) days prior written notice to the Company, the Holder may require the Company to redeem the shares of Series B Preferred Stock issued to the Holder upon exercise of this Warrant; provided that the Company shall only be required to effect such redemption of such shares of Series B Preferred Stock if, as of the date on which such redemption would be required (the “Redemption Date”), the Company has not then effected an initial public offering of its Common Stock. For purposes of clarity, if, prior to the Redemption Date, the shares of Series B Preferred Stock issued upon exercise of this Warrant have been converted into Common Stock, the provisions of this Article 8 shall be deemed to apply to such shares of Common Stock on an as-converted basis and the provisions of this Article 8 shall be adjusted as necessary to reflect the conversion of such shares of Series B Preferred Stock into shares of Common Stock.

(b)	The price at which the Company shall be required to effect any redemption of the shares of its Series B Preferred Stock issued to the Holder upon the Holder’s exercise of this Warrant shall be the greater of:

(i)	The price of such shares of Series B Preferred Stock based on the book value of the Company established according to its consolidated, audited, annual financial statements for the fiscal year preceding the Redemption Date, plus the Company’s net earnings after taxes established according to its consolidated, audited, annual financial statements for the two (2) fiscal years preceding the Redemption Date;

(ii)	The highest price paid for any such shares of Series B Preferred Stock by anyone who has subscribed for a minimum amount of One Million Dollars ($1,000,000) in the two (2) fiscal years of the Company preceding the Redemption Date or on the verge of being paid under an offer to purchase accepted by the Company as of the Redemption Date;

(iii)	The unit market value of such shares of Series B Preferred Stock as of the date on which the Company received the Holder’s request for redemption, it being understood that this value shall be established on the basis of generally accepted valuation principles in the United States as are usually applied to establish the value per share of the Company’s capital stock within the context of a round of financing and taking into account the special conditions of the biotechnology industry. Notwithstanding the foregoing, it is understood that no discount (including the discount for minority position or for lack of liquidity) shall be charged to the market valuation. In the event that the Company and the Holder cannot agree on the market value of the shares for which the Holder is seeking redemption within fifteen (15) days of receipt by the Company of the Holder’s request for redemption, then the market value shall be determined by the engagement by the Company of a qualified valuation firm, with the costs of such exercise borne equally by the Company and the Holder.

For purposes of clarity, the Company’s financial statements shall be prepared in accordance with generally accepted accounting principles as in effect in the United States from time to time.

9.	Fractional Shares

The Company shall not be required to issue fractional Warrant Shares upon the exercise of this Warrant. If any fractional interest in a Warrant Share would, except for the provisions of this Section, be deliverable upon the exercise of this Warrant, the Company shall, in lieu of delivering any certificate for such fractional interest, satisfy such fractional interest by delivering to the Holder a certificate representing one Warrant Share or an amount in readily available funds equal to the fair value (as determined in good faith by the board of directors of the Company) of such fractional interest (which fair value shall at least initially be the original issue price per share of the Series B Preferred Stock).

10.	Covenants of Company

Prior to the expiry of the Exercise Period:

(a)

The Company shall at all times reserve and keep available free from pre-emptive rights, out of the aggregate of its authorized but unissued Series B Preferred Stock and Common Stock, for the purpose of enabling it to satisfy any obligation to issue shares of Series B Preferred Stock upon exercise of this Warrant or shares of Common Stock upon conversion of any such shares of Series B Preferred Stock, the full number of shares of Series B Preferred Stock and Common Stock deliverable upon the exercise or conversion thereof, as the case may be. The Company covenants that all Warrant Shares which may be issued upon exercise of this Warrant and payment therefor and all shares of Common Stock which may be issued upon conversion of the Warrant Shares, will upon issue be fully paid and non-assessable.

(b)	Subject to applicable laws, the Company shall from time to time take all action which may be necessary to obtain and keep effective any and all permits, consents and approvals of governmental agencies and authorities and shall make all securities acts filings under United States or Canadian federal, state or provincial laws, which may be or become requisite in connection with the issuance and exercise of this Warrant.

(c)	Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant certificate, and (in the case of loss, theft or destruction) of indemnification satisfactory to the Company, and upon surrender and cancellation of this Warrant certificate, if mutilated, the Company shall execute and deliver a new Warrant certificate of like tenor and date.

11.	Enforcement of Rights

All or any of the rights conferred upon the Holder hereunder may be enforced by such Holder by appropriate legal proceedings.

12.	Representations and Covenants of Holder

The Holder hereby represents, covenants and agrees as follows:

(a)	to abide by and comply with all legal and policy requirements of any governmental body, securities regulatory authority or stock exchange, applicable to any offer, sale, trade, transfer or assignment of this Warrant and/or any of the Warrant Shares issued upon the exercise of this Warrant, whether in whole or in part;

(b)	not to offer, trade, sell, assign or otherwise transfer this Warrant nor any of the Warrant Shares into which this Warrant may be exercised other than in accordance with the provisions of this Warrant certificate;

(c)	to abide by and comply with the terms of the Shareholders Agreements in respect of any Warrant Shares received upon exercise of this Warrant and Common Stock deliverable upon the conversion of the Warrant Shares;

(d)	if the Holder is a resident of Canada, he or it is an “accredited investor” as defined in National Instrument 45-106 Prospectus and Registration Exemptions of the Canadian Securities Administrators;

(e)	he or it is an “accredited investor” as such term is defined in Rule 501(a) promulgated under the United States Securities Act of 1933, as amended; and

(f)	if not already a party to the Unanimous Shareholders Agreement, upon exercise of this Warrant, the Holder covenants and agrees to become a party to such agreement.

13.	General

(a)	The Company will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant certificate, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder under this Warrant.

(b)	Neither this Warrant certificate nor any term hereof may be amended, waived, discharged or terminated other than by an instrument in writing signed by the Company and by the Holder hereof.

(c)	Any notice, request or other document required or permitted to be given or delivered to the Holder hereof or the Company shall be delivered or shall be sent by certified mail, confirmed facsimile or personal delivery, to the Holder at the Holder’s address as shown on the books of the Company or to the Company at the address indicated therefor in Section 1 of this Warrant certificate or such other address as the Company shall have notified the Holder.

(d)	The descriptive headings of the several sections and paragraphs of this Warrant certificate are inserted for convenience only and do not constitute a part of this Warrant certificate.

(e)	This Warrant shall terminate and the provisions hereof shall be of no further force and effect at the expiry of the Exercise Period.

(f)	Time shall be of the essence of this Warrant.

(g)	The Company and the Holder shall from time to time take or cause to be taken such action and execute and deliver or cause to be executed and delivered such documents and such further assurances as may be necessary or advisable to give effect to the provisions hereof.

(h)	This Warrant and the rights hereunder shall be governed by and construed in accordance with the laws of the State of Delaware.

(i)

For the avoidance of doubt, the shares issuable upon exercise of this Warrant shall be entitled to the rights provided under the Company’s Amended and Restated Registration Rights Agreement, by and among the Company and the other parties thereto, dated as of January 31, 2007, as amended from time to time. In addition, if, prior to the exercise of this Warrant, all of the outstanding shares of the Series

B Preferred Stock are converted into shares of Common Stock, this Warrant shall instead be exercisable for that number of shares of Common Stock as the shares of Series B Preferred Stock for which this Warrant was originally exercisable would convert into based on the applicable conversion ratio, as provided in the Certificate of Incorporation, at the time of such conversion.

[Remainder of Page Intentionally Left Blank.]

IN WITNESS WHEREOF the Company has caused this Warrant certificate to be executed by its duly authorized officer on the date first written above.

TARGANTA THERAPEUTICS CORPORATION

By:
Name:	George Eldridge
Title:	Treasurer and Assistant Secretary

SCHEDULE A

SUBSCRIPTION FORM

TO:	Targanta Therapeutics Corporation

____________________________

____________________________

____________________________

____________________________

The undersigned holder of the attached warrant (the “Warrant”) to purchase Series B Preferred Stock of Targanta Therapeutics Corporation (the “Company”) hereby irrevocably elects to subscribe for shares of Series B Preferred Stock of the Company issuable pursuant to the Warrant on the terms specified in the Warrant certificate and tenders herewith payment of the purchase price of such shares in full.

The undersigned acknowledges that within five business days of receipt of the Warrant certificate together with this subscription form, provided same has been duly completed and executed, the Company will deliver or cause to be delivered to the undersigned, as specified below, a certificate representing the Series B Preferred Stock of the Company subscribed for hereunder.

The undersigned covenants and agrees to comply with the covenants of the undersigned set out in the Warrant certificate.

DATED this                      day of                     , 200    .

Name of Warrantholder

By:
Authorized Signatory

Address in Full

SCHEDULE B

REDEMPTION NOTICE

TO:	Targanta Therapeutics Corporation

____________________________

____________________________

____________________________

____________________________

The undersigned holder of the attached warrant (the “Warrant”) to purchase shares of Series B Preferred Stock of Targanta Therapeutics Corporation (the “Company”), hereby irrevocably elects, in accordance with and subject to the provisions of Section 5(a)(ii) of such Warrant, to redeem, and to cause the Company to redeem, such Warrant with respect to that portion of such Warrant representing __________ underlying shares of Series B Preferred Stock of the Company. The undersigned requests that the certificates for the shares of Series B Preferred Stock issuable upon redemption be issued in the name of, and delivered to ____________________________, whose address is __________________________________.

DATED this                      day of                     , 200    .

Name of Warrantholder

By:
Authorized Signatory

Address in Full